EXHIBIT 10.37

Schedule A

CLOVIS COMMUNITY BANK

SECOND AMENDED AND RESTATED

 DIRECTOR DEFERRED FEE AGREEMENT

Participants’ Normal Retirement Age and Form of Benefit Elected

Participant

Normal Retirement Age

Form of Benefit Elected

Daniel N. Cunningham	75	Equal monthly installment for 60 months
Steven McDonald	63	Equal monthly installment for 120 months
Louis McMurray	65	Equal monthly installment for 120 months
Wanda Lee Rogers	75	Lump Sum
William S. Smittcamp	60	Lump Sum